XOMA CORPORATION
                             1981 STOCK OPTION PLAN

                        (As Amended and Restated Through
                                October 30, 1996)


     1. PURPOSE OF THE PLAN

     The 1981 Stock Option Plan ("Plan") is intended to promote the interests of Xoma Corporation (the "Corporation") by providing (i) those key employees of the Corporation and its subsidiaries who are primarily responsible for the management, growth and financial success of the Corporation or its subsidiaries and (ii) those consultants who provide valuable services to the Corporation or its subsidiaries, with the opportunity to acquire a proprietary interest, or increase their proprietary interest, in the Corporation and thereby encourage such individuals to remain in the employ or service of the Corporation or its subsidiaries.

     2. ADMINISTRATION OF THE PLAN

     (a) The Plan shall be administered by the Corporation's Board of Directors (the "Board"). The Board, however, may at any time appoint a committee ("Committee") of two (2) or more "non-employee directors" (within the meaning of Rule 16b-3(b)(3) of the Securities and Exchange Commission as amended in 1996 or any successor provision thereto) to administer one or more provisions of the Plan, including the option grant, option surrender and option acceleration provisions, or to provide recommendations to the Board with respect to the Board's administration of those provisions. It is also intended that the non-employee directors shall also be "outside directors" (within the meaning of Section 162(m) of the Internal Revenue Code). However, the mere fact that a Committee member shall fail to qualify as a non-employee director or an outside director shall not invalidate any options granted by the Committee which are otherwise validly made under the Plan. Members of the Committee shall serve for such period of time as the Board may determine and shall be subject to removal by the Board at any time.

     (b) The Plan Administrator (either the Board or the Committee, to the extent the Committee has been delegated responsibility for the administration of the Plan) shall have full power and authority (subject to the provisions of the
Plan) to establish such rules and regulations as it may deem appropriate for the proper administration of the Plan and to


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make such determinations under, and issue such interpretations of, the Plan and any outstanding option as it may deem necessary or advisable. Decisions of the Plan Administrator shall be final and binding on all parties who have an interest in the Plan or any outstanding option.

     3. ELIGIBILITY FOR OPTION GRANTS

     (a) Key employees (including officers and directors) of the Corporation (or its subsidiaries) and consultants (other than non-employee directors) who provide valuable services to the Corporation (or its subsidiaries) are eligible to receive options under the Plan. Directors who are not employees of the Corporation (or its subsidiaries) are not eligible to receive such options or to participate otherwise in the Plan.

     (b) The Committee, or the Board if no Committee is appointed pursuant to subsection 2(a), shall have full authority to determine the number of shares to be covered by each option grant, the time or times at which each granted option is to become exercisable, the maximum term for which the option may remain outstanding and whether the granted option is to be an incentive stock option ("Incentive Option") which satisfies the requirements of Section 422A of the Internal Revenue Code or a non-statutory option not intended to meet such requirements.

     (c) For the purposes of the Plan, each corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation will be considered to be a subsidiary of the Corporation, provided each such corporation other than the last corporation in the unbroken chain owns, at the time of determination, stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     4. STOCK SUBJECT TO THE PLAN

     (a) The stock issuable under the Plan shall be shares of the Corporation's authorized but unissued or reacquired common stock ("Common Stock"). The maximum number of shares issuable over the term of the Plan shall not exceed 5,150,000 shares, subject to adjustment as provided in Section 4(c). The maximum number of shares of Common Stock authorized for issuance under the Plan shall, however, be reduced, on a one-for-one basis, for each share of Common Stock issued under the Corporation's Restricted Stock Plan (the "Stock Plan").


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     For any one individual, the number of shares for which options or stock appreciation rights may be granted under the Plan, beginning October 30, 1996 and ending at the expiration of the term of the Plan, may not exceed 1,000,000.

     (b) Should an option be terminated for any reason prior to exercise or surrender in full, the shares subject to the portion of the option not so exercised or surrendered shall be available for subsequent option grant under the Plan or for subsequent option grant or stock issuance under the Stock Plan. Shares subject to an option (or portion of an option) surrendered in accordance with Section 7 of the Plan and shares repurchased by the Corporation pursuant to its repurchase rights under the Plan shall not be available for subsequent reissue under either this Plan or the Stock Plan.

     (c) If any change is made to the Common Stock issuable under the Plan by reason of any stock dividend, stock split, combination of shares, recapitalization, or other change affecting the outstanding common stock as a class without receipt of consideration, then appropriate adjustments will be made to (i) the maximum number of shares issuable under the Plan and (ii) the number and/or class of shares and the option price per share of the Common Stock subject to each outstanding option in order to prevent the dilution or enlargement of benefits thereunder. The adjustments determined by the Plan Administrator will be final, binding and conclusive.

     (d) Common Stock issuable upon exercise of an option granted under the Plan may be subject to such restrictions on transfer, repurchase rights or other restrictions as are determined by the Plan Administrator.

     5. TERMS AND CONDITIONS OF OPTIONS

     Each option granted under the Plan shall be evidenced by a stock option agreement that complies with (or incorporates) each of the terms and conditions of this Section 5 and identifies such option as either an Incentive Option or non-statutory option. Individuals who are not employees of the Corporation or its subsidiaries may only be granted non-statutory options. Each instrument evidencing an Incentive Option shall, in addition, comply with the applicable provisions of Section 6.


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     (a) Option Price.

     (1) Subject to the provisions of subsection (a)(2) below, the option price per share will be fixed by the Plan Administrator but in no event shall it be less than one hundred percent (100%) of the fair market value per share of Common Stock on the date of the option grant.

     (2) If the individual to whom an Incentive Option or a non-statutory option is granted is at such time the owner of stock (as determined under Section 425(d) of the Internal Revenue Code) possessing 10% or more of the total combined voting power of all classes of stock of the Corporation or any one of its subsidiary corporations (such person to be herein referred to as a "10% Shareholder"), then the option price per share shall not be less than one hundred ten percent (110%) of the fair market value per share of Common Stock on the grant date.

     (3) The option price shall become immediately due upon exercise of the option and, subject to the provisions of Section 10, shall be payable in one of the following alternative forms specified below (as determined by the Plan Administrator and set forth in the instrument evidencing the grant):

          (A) Full payment in cash or cash equivalents; or

          (B) Full payment in shares of Common Stock valued at fair market value on the Exercise Date (as such term is defined below) in an amount equal to the option price; or

          (C) Full payment in a combination of shares of Common Stock valued at fair market value on the Exercise Date and cash or cash equivalents, equal in the aggregate to the option price; or

          (D) Payment effected through a broker-dealer sale and remittance procedure pursuant to which the optionee (I) shall provide irrevocable written instructions to the designated broker-dealer to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds, an amount equal to the aggregate option price payable for the purchased shares plus all applicable Federal and State income and employment taxes required to be withheld by the Corporation by reason of such purchase and (II) shall provide written di-


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                                      -5-


     rectives to the Corporation to deliver the certificates for the purchased shares directly to such broker-dealer.

For purposes of this subsection (a)(3), the Exercise Date is the date on which written notice of the exercise of the option is given to the Corporation. Except to the extent the sale and remittance procedure of clause (D) above is utilized, payment of the option price for the purchased shares shall accompany such notice.

     (4) For purposes of subsections (1), (2) and (3) above (and for all other valuation purposes under the Plan), the fair market value per share of Common Stock shall be determined in accordance with the following provisions:

          (A) If the Common Stock is not at the time listed or admitted to trading on any stock exchange but is traded in the over-the-counter market, the fair market value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers through its Nasdaq National Market or any successor system. If there is no reported closing selling price for Common Stock on the date in question, then the closing selling price on the last preceding date for which such quotation exists shall be determinative of fair market value.

          (B) If the Common Stock is at the time listed or admitted to trading on any stock exchange, then the fair market value shall be the closing selling price per share of Common Stock on the date in question on the stock exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted on such exchange. If there is no reported sale of Common Stock on such exchange on the date in question, then the fair market value shall be the closing selling price on the exchange on the last preceding date for which such quotation exists.

          (C) If the Common Stock is at the time neither listed nor admitted to trading on any stock exchange nor traded in the over-the-counter market (or if the Plan Administrator determines that the value as determined pursuant to subsection (A) or (B) above does not reflect fair market value), then the Plan Administrator shall determine fair market value after taking into ac-


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                                      -6-


     count such factors as it deems appropriate, including one or more independent professional appraisals.

     (b) Term and Exercise of Options; Transferability. Each option granted under the Plan shall be exercisable at such time or times and during such period as is determined by the Plan Administrator and set forth in the stock option agreement evidencing such option; provided, however, that no option granted under the Plan shall have a term in excess of ten (10) years from its date of grant.

     Options (other than Incentive Options) may in the discretion of the Plan Administrator, be granted on terms which permit their transfer or assignment to the spouse of the optionee or a descendent of the optionee (any such spouse or descendent, an "Immediate Family Member") or a corporation, partnership, limited liability company or trust so long as all of the shareholders, partners, members or beneficiaries thereof, as the case may be, are either the optionee or an Immediate Family Member of the optionee, provided that (i) there may be no consideration for any such transfer, (ii) the stock option agreement pursuant to which such options are granted must expressly provide for transferability in a manner consistent with the foregoing, and (iii) subsequent transfers of transferred options will be prohibited other than by will or the laws of descent and distribution. Following transfer, any such options will continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of the option agreement the term "optionee" will refer to the transferee. The events of termination of employment will continue to be applied with respect to the original optionee, following which the options will be exercisable by the transferee only to the extent, and for the periods specified, in the option agreement. With respect to Incentive Options, the option shall be exercisable during the lifetime of the optionee only by the optionee and shall not be assignable or transferable by the optionee otherwise than by will or by the laws of descent and distribution.

     (c) Investment Purpose. If necessary or advisable to comply with applicable federal or state securities laws, any option granted under the Plan may be granted on the condition that the optionee agree that the shares of Common Stock purchased thereunder are for investment purposes only and not for resale or distribution and that such shares shall be disposed of only in accordance with such laws. As a condition to issuance of any shares purchased upon the exercise of any option granted pursuant to the Plan, the optionee, his executor, ad-


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                                      -7-


ministrator, heir, legatee or transferee (as the case may be) receiving such shares may be required to deliver to the Corporation an instrument, in form and substance satisfactory to the Corporation and its counsel, implementing such agreement. Any such condition may be eliminated by the Plan Administrator if the Plan Administrator determines it is no longer necessary or advisable.

     (d) Effect of Termination of Employment.

     (1) Should an optionee cease to be an employee of the Corporation for any reason (including death or permanent disability as defined in Section 22(e)(3) of the Internal Revenue Code) while the holder of one or more outstanding options granted to such optionee under the Plan, then such option or options shall not remain exercisable (except as otherwise specifically authorized under Section 11) for more than a twelve (12) month period (or such shorter period as is determined by the Plan Administrator and set forth in the option agreement) following the date of such cessation of employee status, and each such option shall, during such twelve (12) month or shorter period, be exercisable only to the extent of the number of shares (if any) for which the option is exercisable on the date of such cessation of employee status. Under no circumstances, however, shall any such option be exercisable after the specified expiration date of the option term. Upon the expiration of such twelve (12) month or shorter period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be exercisable.

     (2) Any option granted to an optionee under the Plan and exercisable in whole or in part on the date of the optionee's death may be subsequently exercised, but only to the extent of the number of shares (if any) for which the option is exercisable on the date of the optionee's cessation of employee status, by the personal representative of the optionee's estate or by the person or persons to whom the option is transferred pursuant to subsection (b) above, provided and only if such exercise occurs prior to the earlier of (i) the first anniversary of the date of the optionee's death or (ii) the specified expiration date of the option term. Upon the occurrence of the earlier event, the option shall terminate and cease to be exercisable.

     (3) If (i) the optionee's status as an employee is terminated for cause (including, but not limited to, any act of dishonesty, willful misconduct, fraud or embezzlement or any unauthorized disclosure or use of confidential information or


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                                      -8-


trade secrets) or (ii) the optionee makes or attempts to make any unauthorized use or disclosure of confidential information or trade secrets of the Corporation or its subsidiaries, then upon the occurrence of any such event all outstanding options granted the optionee under the Plan shall immediately terminate and cease to be exercisable.

     (4) Notwithstanding subsections (1), (2) and (3) above, the Plan Administrator shall have the discretion to establish as a provision applicable to the exercise of one or more options granted under the Plan that during the period of exercisability following cessation of employee status (as provided in such subsections), the option may be exercised not only with respect to the number of shares for which it is exercisable at the time of the optionee's cessation of employee status but also with respect to one or more installments of purchasable shares for which the option otherwise would have become exercisable had such cessation of employee status not occurred.

     (5) For purposes of the foregoing provisions of this Section 5(d), the optionee shall be deemed to be an employee of the Corporation for so long as the optionee remains in the employ of the Corporation or one or more of its subsidiaries.

     (6) If the option is granted to a consultant or other independent contractor, then the instrument evidencing the granted option shall include provisions comparable to subsections 5(d)(1), 5(d)(2) and 5(d)(3) above, and may include provisions comparable to subsection 5(d)(4) above, with respect to the optionee's termination of service with the Corporation or its subsidiaries.

     (e) Shareholder Rights. An option holder shall have no shareholder rights with respect to any shares covered by the option until such option holder has exercised the option, paid the option price and been issued a stock certificate for the purchased shares.

     (f) Repurchase Rights. The shares of Common Stock acquired upon the exercise of options granted under the Plan may be subject to one or more repurchase rights of the Corporation in accordance with the following provisions:

     (1) The Plan Administrator may in its discretion determine that it shall be a term and condition of one or more options granted under the Plan that the Corporation (or


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its assigns) shall have the right, exercisable upon the optionee's cessation of employee status or service, to repurchase at the original option price any or all unvested shares of Common Stock at the time held by such individual under the Plan. Any such repurchase right shall be exercisable by the Corporation (or its assigns) upon such terms and conditions (including the establishment of the appropriate vesting schedule and other provisions for the expiration of such right in one or more installments) as the Plan Administrator may specify in the instrument evidencing such right.

     (2) The Plan Administrator shall also have full power and authority to provide for the automatic termination of the Corporation's outstanding repurchase rights, in whole and in part, and thereby accelerate the vesting of any or all purchased shares, upon the occurrence of any Corporate Transaction specified in Section 8.

     6. SPECIAL LIMITATIONS ON INCENTIVE OPTIONS

     The terms and conditions specified below shall be applicable to all Incentive Options granted under the Plan. Options which are specifically designated as "non-statutory" options when issued under the Plan shall not be subject to such terms and conditions:

     (a) Prior Outstanding Option. Under no circumstances may an Incentive Option that is granted before January 1, 1987 be exercised while there remains outstanding (within the meaning of Section 422A(c)(7) of the Internal Revenue
Code) any other pre-1987 Incentive Option that was granted at an earlier date to the option holder to purchase stock in the Corporation or any other entity which is on the date of grant of the later option either a subsidiary corporation of the Corporation or any predecessor of any of any such corporation.

     (b) Dollar Limitations.

     (1) Dollar Limitations on Incentive Options Granted After December 31, 1986. The aggregate fair market value (determined as of the respective date or dates of grant) of the Common Stock for which one or more options granted after December 31, 1986 to any employee under the Plan (or any other option plan of the Corporation or its parent or subsidiary corporations) may for the first time become exercisable as incentive stock options under the Federal tax laws during any one post-1986 calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the employee holds


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                                      -10-


two or more such post-1986 options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability thereof as incentive stock options under the Federal tax laws shall be applied on the basis of the order in which such options are granted.

     (2) Dollar Limitation for Incentive Options Granted Before January 1, 1987. The aggregate fair market value (determined as of the respective date or dates of grant) of the Common Stock which may be made the subject of Incentive Options granted under the Plan (or any other option plan of the Corporation or its parent or subsidiary corporations) to any employee in any one calendar year prior to the 1987 calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000), plus any unused Carryover to such pre-1987 calendar year. For purposes of the preceding limitation, the term "Carryover" means one-half (1/2) of the amount by which the sum of One Hundred Thousand Dollars ($100,000) exceeds the aggregate fair market value (determined as of the respective date or dates of grant) of the Common Stock for which the employee was previously granted Incentive Options under the Plan (or any other option plan of the Corporation or its parent or subsidiary corporations) in each calendar year after 1980 and prior to 1987. The unused Carryover shall be available for each of the three (3) pre-1987 calendar years immediately following the calendar year in which the Carryover arises and shall increase the basic $100,000 limitation otherwise applicable to the employee for each such pre-1987 calendar year by an amount equal to the Carryover, less the portion thereof used in prior calendar years. Incentive Options granted the employee during any pre-1987 calendar year shall first be applied against the basic $100,000 limitation in effect for such calendar year and then applied against any of the employee's unused Carryovers to such calendar year, in the order in which such Carryovers arose in prior calendar years.

     (c) 10% Shareholder. If the individual to whom the Incentive Option is granted is a 10% Shareholder (as defined in Section 5(a)(2) above), then the option shall not have a term in excess of five (5) years from such grant date.

     Except as modified by the preceding provision of this Section 6, all the provisions of the Plan shall be applicable to the Incentive Options granted hereunder.


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     7. STOCK APPRECIATION RIGHTS

     (a) One or more option holders may, upon such terms and conditions as the Plan Administrator may establish at the time of the option grant or at any time thereafter, be granted the right to surrender all or part of an unexercised option in exchange for a distribution from the Corporation in an amount equal to the excess of (i) the fair market value (at date of surrender) of the number of shares in which the optionee is at the time vested under the surrendered option or portion thereof over (ii) the aggregate option price payable for such vested shares. No surrender of an option, however, shall be effective unless it is approved by the Plan Administrator. If the surrender is so approved, then the distribution to which the option holder shall accordingly become entitled under this Section 7 may be made in shares of Common Stock valued at fair market value at date of surrender, in cash, or partly in shares and partly in cash, as the Plan Administrator shall in its sole discretion deem appropriate.

     (b) If the surrender of an option is rejected by the Plan Administrator, then the option holder shall retain whatever rights the option holder had under the surrendered option (or surrendered portion thereof) on the date of surrender and may exercise such rights at any time prior to the later of (i) the expiration of the 5 business-day period following receipt of the rejection notice or (ii) the last day on which the option is otherwise exercisable in accordance with the terms of the instrument evidencing such option, but in no event may such rights be exercised at any time after ten (10) years (or five (5) years in the case of a 10% Shareholder) after the date of the option grant.

     (c) Notwithstanding the foregoing provisions of this Section 7, should twenty-five percent (25%) or more of the Corporation's outstanding voting stock be acquired pursuant to a tender or exchange offer (i) which is made by a person or group of related persons other than the Corporation or a person that directly or indirectly controls, is controlled by or is under common control with the Corporation and (ii) which the Board does not recommend the Corporation's shareholders to accept, then each officer or director who is at the time subject to the short-swing profit restrictions of the Federal securities laws shall have the right (exercisable for a period not to exceed thirty (30) days) to surrender any or all options held by such individual under the Plan, to the extent such options are at the time exercisable for vested shares, and receive in exchange therefor an appreciation distribution from the Corporation cal-


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                                      -12-


culated in accordance with Section 7(a). The approval of the Plan Administrator shall not be required for such surrender, and the distribution to which such individual shall become entitled upon such surrender shall be made entirely in cash.

     8. SALE, MERGER, REORGANIZATION, ETC.

     (a) In the event of one or more of the following transactions ("Corporate Transaction"):

          (i) a merger or acquisition in which the Corporation is not the surviving entity, except for a transaction the principal purpose of which is to change the State of the Corporation's incorporation;

          (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Corporation; or

          (iii) any other business combination in which fifty percent (50%) or more of the Corporation's outstanding voting stock is transferred to different holders in a single transaction or a series of related transactions, then each option at the time outstanding under the Plan and not then otherwise fully exercisable shall, immediately prior to the specified effective date for the Corporate Transaction, become fully exercisable for up to the total number of shares of Common Stock purchasable under such option and may be exercised for all or any portion of the shares for which the option is so accelerated. However, an outstanding option shall not be so accelerated if and to the extent:
(i) such option is in connection with the Corporate Transaction either to be assumed by the successor corporation or parent thereof or to be replaced with comparable options to purchase capital stock of the successor corporation or parent thereof, such comparability to be determined by the Plan Administrator, or (ii) the acceleration of such option would, when added to the present value of certain other payments in the nature of compensation which become due and payable to such optionee in connection with the Corporate Transaction, result in the payment to such individual of an excess parachute payment under Section 280G(b) of the Internal Revenue Code. The existence of any such excess parachute payment shall be determined by the Plan Administrator in the exercise of its reasonable business judgment and on the basis of independent tax counsel provided the Corporation.

     (b) Upon the consummation of the Corporate Transaction, all outstanding options under the Plan shall, to the extent not previously exercised or assumed by the successor corporation or its parent company, terminate and cease to be exercisable.

     (c) If the Corporation is the surviving entity in any Corporate Transaction or the outstanding options under the Plan are to be assumed in connection with such Corporate Transaction, then each such continuing or assumed option shall be appropriately adjusted immediately after such Corporate Transaction to apply and pertain to the number and class of securities which would have been issuable to the optionee in consummation of the Corporate Transaction, had such option been exercised immediately prior to the effective date of such Corporate Transaction. Appropriate adjustments shall also be made to the option price payable per share, provided the aggregate option price shall remain the same. In addition, the class and number of securities available for issuance under the Plan following the consummation of such Corporate Transaction shall be appropriately adjusted.

     (d) In connection with any Corporate Transaction, the exercise of any accelerated pre-1987 Incentive Option shall remain subject to the applicable limitations of Section 6(a) and the exercisability as an incentive stock option under the Federal tax laws of any accelerated post-1986 option shall be subject to the applicable dollar limitation of Section 6(b)(1).

     (e) The grant of options under the Plan shall not affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

     9. [RESERVED]

     10. LOANS OR GUARANTEE OF LOANS

     The Plan Administrator may, in its discretion, assist any optionee (including an optionee who is an officer or director of the Corporation) in the exercise of one or more options granted to such optionee under the Plan, including the satisfaction of any Federal and State income and employment tax obligations arising therefrom, by (i) authorizing the extension of a loan from the Corporation to such optionee, (ii) permitting the optionee to pay the option price for the purchased Common Stock in installments over a period of years, or
(iii)
authorizing a guarantee by the Corporation of a third-party loan to the optionee. The terms of any loan, installment method of payment or guarantee (including the interest rate and terms of repayment) shall be upon such terms as the Plan Administrator specifies in the stock option agreement. Such loans, installment payments and guarantees may be granted with or without security or collateral, but the maximum credit available to the optionee may not exceed (A) the aggregate option price for the purchased shares (less their par value, which must in all events be paid in cash) plus (B) any Federal and State income and employment tax liability incurred by the optionee in connection with such exercise.

     11. EXTENSION PERIODS

     The Plan Administrator shall have full power and authority, exercisable in its sole discretion, to extend, either at the time the option is granted or at any time while the option remains outstanding, the period of time for which the option is to remain exercisable following the optionee's termination of employee status from the twelve (12) month or shorter period set forth in the option agreement to such greater period of time as the Plan Administrator shall deem appropriate; provided, however, that in no event shall such option be exercisable after the specified expiration date of the option term.

     12. AMENDMENT OF THE PLAN AND OPTIONS

     (a) The Board has complete and exclusive power and authority to amend or modify the Plan in any or all respects whatsoever; provided, however, that, except to the extent necessary to qualify any or all options under the Plan as Incentive Options, no such amendment or modification may adversely affect rights and obligations of an option holder with respect to options at the time outstanding under the Plan unless the option holder consents to such amendment. In addition, the Board may not, without the approval of the Corporation's shareholders, amend the Plan to (i) materially increase the maximum number of shares issuable under the Plan (except for permissible adjustments under Section 4(c)), (ii) materially increase the benefits accruing to individuals who participate in the Plan, or (iii) materially modify the class of individuals eligible to receive options thereunder.

     (b) Options may be granted under the Plan to purchase shares of Common Stock in excess of the number of shares then available for issuance under the Plan, provided (i) an amendment to increase the maximum number of shares issuable un-der the Plan is adopted by the Board prior to the initial grant of any such option and is thereafter submitted to the Corporation's shareholders for approval and (ii) each option so granted is not to become exercisable, in whole or in part, at any time prior to the obtaining of such shareholder approval.

     13. EFFECTIVE DATE AND TERM OF PLAN

     (a) The Plan was initially adopted by the Board on November 15, 1981 and approved by the shareholders on May 10, 1982. The Plan was restated and amended by the Board on April 3, 1987, and such restatement was approved by the Corporation's shareholders on May 13, 1987. Amendments to the restated Plan were adopted by the Board on September 20, 1988, December 16, 1988 and February 21, 1989 to increase the number of shares issuable under the Plan. Such amendments were approved by the Corporation's shareholders on May 19, 1989. The Plan was further amended and restated on March 21, 1990 and approved in 1991 to increase the number of shares issuable under the Plan and to extend the term of the Plan to March 21, 2000. The Plan was further restated and approved in 1992 to increase the number of shares issuable under the Plan, and again in 1996 to further increase the number of shares issuable under the Plan. The new restatement of the Plan was adopted by the Board on October 30, 1996 and was approved by the Corporation's shareholders at the 1997 Annual Meeting.

     (b) The provisions of this restated and amended Plan shall apply only to options granted under the Plan from and after October 30, 1996. All options issued and outstanding under the Plan immediately prior to October 30, 1996 shall continue to be governed by the terms and conditions of the Plan (and the respective instruments evidencing each such option) as in effect on the date each such option was previously granted, and nothing in this restatement shall be deemed to affect or otherwise modify the rights or obligations of the holders of such options with respect to the acquisition of shares of Common Stock thereunder.

     (c) Unless sooner terminated in accordance with Section 8, the Plan will terminate upon the earlier of (i) March 21, 2000 or (ii) the date on which all shares available for issuance under the Plan have been issued or cancelled pursuant to the exercise or surrender of options granted hereunder. If the date of termination is determined under clause (i) above, then options outstanding on such date shall not be affected by the termination of the Plan and will thereafter continue to have


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                                      -16-


force and effect in accordance with the provisions of the stock option agreements evidencing such options.

     14. USE OF PROCEEDS

     Any cash proceeds received by the Corporation from the sale of shares pursuant to options granted under the Plan shall be used for general corporate purposes.

     15. WITHHOLDING

     The Corporation's obligation to deliver shares upon the exercise of any option or the surrender of any option granted under the Plan is subject to the option holder's satisfaction of all applicable Federal, State and local income and employment tax withholding requirements.

     16. SPECIAL TAX WITHHOLDING ELECTION

     (a) The Plan Administrator may, in its discretion and in accordance with the provisions of this Section 16 and such supplemental rules as the Plan Administrator may from time to time adopt, provide any or all holders of non-statutory options under the Plan with the election to have the Corporation withhold, from the shares purchased under each non-statutory option, one or more shares of Common Stock having an aggregate fair market value equal to the designated percentage (any multiple of 5% up to 100% as specified by the optionee) of the Federal and State tax liability incurred in connection with the exercise of such non-statutory option. In addition, should the optionee deliver shares acquired under the Stock Plan in payment of the option price for one or more options exercised under the Plan and the Corporation cancel its first refusal rights with respect to the delivered shares, the stock withholding election may extend to the optionee's entire tax obligation with respect to both the taxable gain on the purchased shares and the compensation income recognized upon the cancellation of the Corporation's first refusal rights with respect to the delivered shares.

     (b) Any such withholding election made by a holder of a non-statutory option under the Plan shall be subject to the following terms and conditions:

          (i) The election must be made on or before the date the amount of the Federal and State withholding tax liability incurred in connection with the exercise of such non-statutory option is determined (the "Tax Determination Date").


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                                      -17-


          (ii) The election shall be irrevocable.

          (iii) The election shall be subject to the approval of the Plan Administrator, and no shares of Common Stock shall be accepted in satisfaction of the withholding taxes incurred in connection with the exercise of such option except to the extent the election is approved by the Plan Administrator.

          (iv) The shares of Common Stock to be withheld pursuant to the election shall be valued on the Tax Determination Date in accordance with the valuation procedures in effect under Section 5(a)(4).

          (v) In no event may the optionee's requested withholding exceed the dollar amount of the Federal and State income tax liability incurred as a result of the exercise of the non-statutory option.

     (c) In lieu of the direct withholding provisions of subparagraph (a) above, one or more optionees may also be granted the election to deliver pre-existing shares of Common Stock to the Corporation in satisfaction of the entire Federal and State tax liability incurred in connection with the exercise of his/her non-statutory stock option and delivery of any shares of Common Stock in payment of the option price. The delivered shares shall be valued on the Tax Determination Date in accordance with the valuation procedures in effect under
Section 5(a)(4).

     17. REGULATORY APPROVALS

     The implementation of the Plan, the granting of any option under the Plan, and the issuance of Common Stock upon the exercise or surrender of any such option is subject to the Corporation's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the options granted under it, and the Common Stock issued pursuant to it.